UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  June 3, 2004
         --------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                                     0-30629
                ------------------------------------------------
                             Commission File Number


                              TOTAL FIRST AID, INC.
             (Exact name of registrant as specified in its charter)


             Florida                                         65-0729332
   ---------------------------------                 ---------------------------
   (State or other jurisdiction                         (I.R.S. Employer
   of incorporation or organization)                    Identification Number)


                          21218 St. Andrews Blvd., #509
                              Boca Raton, FL 33433
            --------------------------------------------------------
                   (Address of Principal Executive Offices) (Zip Code)


                                 (561) 912-9977
            --------------------------------------------------------
              (Registrant's telephone number, including area code)


            --------------------------------------------------------
              (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      TOTAL FIRST AID ACQUIRES PROGESTIC INTERNATIONAL AND FSG CONSULTANTS

         On June 3, 2004, Total First Aid, Inc. (the "Company") acquired all of the issued and outstanding capital stock of Progestic International Inc. ("Progestic") and FSG Consultants Inc. ("FSG"). Each of the acquired companies is a Canadian corporation engaged in providing information technology-related consulting services. Progestic and FSG are each operated as a wholly owned subsidiary of the Company.

PROGESTIC INTERNATIONAL INC.
----------------------------

         The Company acquired all of the issued and outstanding capital stock of Progestic for a purchase price consisting of cash in the amount of CDN$500,000 and the issuance of 858,824 shares of the Company's common stock. The consideration was paid to the former shareholders of Progestic, pro-rata to their ownership interests in Progestic. The source of the funds used by the Company to pay the cash portion of the purchase price was a combination of the sale of equity securities and loans from shareholders and an officer.

         Progestic, incorporated in 1983, generated revenues of $5,981,475 and sustained net losses of $(263,675), for its most recently completed fiscal year ended September 30, 2003. Progestic provides consulting services to Canadian government and private sector clients primarily in the areas of:

         o Problem solving to management designed to increase effectiveness and productivity.
         o        Information technology.
         o        Audit and audit-related services.

         In connection with the acquisition of Progestic, the Company entered into a consulting agreement with Jean LaBelle, the former principal shareholder of Progestic, and his controlled corporation. The agreement is for an initial term of two years and is subject to a one-year renewal terms at the election of the parties. Mr. LaBelle's corporation will receive a consulting fee in the amount of $7,500 per month during the term of the agreement, and has been granted three-year options to purchase 150,000 shares of the Company's common stock, exercisable at $.85 per share. Five additional executives of Progestic who will continue in the employ of Progestic were granted options to purchase an aggregate of 450,000 shares of the Company's common stock upon the same terms and conditions as those granted to Mr. Labelle. The options may not be exercised prior to March 3, 2005. The shares issued as part of the purchase consideration, as well as the shares issuable upon exercise of the options, have been accorded "piggy-back" registration rights in connection with future registration statements that may be filed by the Company.


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

FSG CONSULTANTS INC.
--------------------

         The Company acquired all of the issued and outstanding capital stock of FSG for a purchase price consisting of cash in the amount of CDN$350,000 and the issuance of 558,235 shares of the Company's common stock. The consideration was paid to the former shareholders of FSG, pro-rata to their ownership interests in FSG. The source of the funds used by the Company to pay the cash portion of the purchase price was a combination of the sale of equity securities and loans from shareholders and an officer.

         FSG, incorporated in 1993, generated revenues of $3,764,378 and sustained net losses of $(1,476), for its most recently completed fiscal year ended March 31, 2004. FSG provides consulting services to government and private sector clients primarily in the areas of:

         o        Knowledge management.
         o        Business and technology solutions.
         o        Tracking solutions.
         o        Government 0n-line (eGovernment).
         o        Records and Document Information Management Systems.

         In connection with the acquisition of FSG, the Company granted three-year options to purchase an aggregate of 250,000 shares of the Company's common stock, exercisable at $.85 per share to FSG's former principal shareholder and three additional executive officers of FSG who will continue to render their services to FSG. The options may not be exercised prior to March 3, 2005. The shares issued as part of the purchase consideration, as well as the shares issuable upon exercise of the options, have been accorded "piggy-back" registration rights in connection with future registration statements that may be filed by the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements

                  Financial Statements for the periods specified in, and to the extent required by, Rule 3-05(b) of Regulations S-X will be supplied by amendment within the time prescribed by Item 7(a) of Form 8-K.

         (b)      Pro Forma Financial Information

                  Pro forma financial information, to the extent required by,
                  Article XI of Regulation S-X will be supplied by amendment within the time prescribed by Item 7(a) and (b) of Form 8-K.

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

         (c)      Exhibits

                  10.1 Share Purchase Agreement dated April 30, 2004 by and between Total First Aid, Inc. and the Shareholders of Progestic International Inc.

                  10.2 Consulting Agreement dated effective June 3, 2004 by and between Total First Aid, Inc. and Jean LaBelle.

                  10.3 Share Purchase Agreement dated May 12, 2004 by and between Total First Aid, Inc. and the Shareholders of FSG Consultants Inc.

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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 17, 2004                 TOTAL FIRST AID, INC.



                                      By:      /s/ Michel L. Marengere
                                               -------------------------
                                               Michel L. Marengere
                                               Chief Executive Officer

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